EXHIBIT 10.91

NOTE CANCELLATION AND EXTINGUISHMENT AGREEMENT

THIS NOTE CANCELLATION AND EXTINGUISHMENT AGREEMENT (“Note Cancellation Agreement”) is entered into as of March 14, 2017, between ELITE DATA SERVICES INC., a Florida corporation (“Releasee”), and BAKER & MYERS & ASSOCIATES LLC, a Nevada limited liability company (“Releasor”).

RECITALS

WHEREAS, Releasee and Releasor executed that certain Note and Share Cancellation and Exchange Agreement (the "Share Exchange Agreement") dated May 18, 2016, with respect to that certain unsecured Promissory Note (the "Original Baker Myers Note") dated on or about January 13, 2013, in the original amount of $587,500 (the "Original Amount"), pursuant to which Baker Myers agreed to forego and waive any and all right in, entitlement to or interest in (A) a total of $87,500 in principal, a total of $92,465 in accrued interest, late charges, reimbursable attorneys' fees, reimbursable expenses and any other sums due and payable under the Original Baker Myers Note totaling $179,952 (the "Cancelled Amount") as of the date of execution (the "Effective Date"), any future payments due under the Original Baker Myers Note and all or any other of Baker Myers's rights under the Cancelled Amount of the Original Baker Myers Note, thereby extinguishing and canceling the Cancelled Amount of the Original Baker Myers Note and terminating any and all of Company's obligations thereunder, (B) the Shares (hereinafter also referred to as the "Cancelled Shares") in exchange for the issuance an Option Agreement (the "Option Agreement"), registered in the Baker Myers's name to purchase up to a certain number of membership interests (the "EDM Membership Interest") of Elite Data Marketing LLC, a Florida limited liability company (the "EDM"), in an amount totaling one hundred percent (100%) of the ownership interest in EDM (the "Option 1"), (B) the issuance by Company to Baker Myers of a three-year "cashless" common stock purchase warrant (the "Warrant No. BM-1") for the right to purchase a total of 3,000,000 shares of Series B Preferred Stock of the Company (the "Preferred Warrant Shares"), at a purchase price of $0.001 per share, with certain rights and preferences as set forth in the certificate of designation (the "Certificate of Designation of Series B Preferred), in exchange for the Cancelled Shares, as referenced in the Share Exchange Agreement, and (C) the issuance of an amended and restated convertible redeemable note (the "Redeemable Note") in the aggregate principal face amount of Five Hundred Thousand Dollars (US$500,000), at ten percent (10%) interest per annum commencing on date of execution (the "Effective Date"), due and payable by the Company in eight (8) separate equal quarterly payments of Sixty-Two Thousand Five Hundred Dollars (USD $62,500), plus accrued interest to date, due on the first day of each quarter beginning on the date of the first quarter following the date of execution of this Original Baker Myers Note, convertible into shares of the Company's common stock at a conversion price equal to the lesser of $0.01 per share or a discount of fifty-eight percent (58%) of the lowest trading price for the ten (10) prior trading days, subject to aggregate conversion limitations of 4.99% and other terms and conditions set forth therein;

WHEREAS, Releasor desires to exercise the entire Option Agreement as set forth in the Share Exchange Agreement and further forego and waive any and all right in, entitlement to or interest in any principal, interest, late charges, reimbursable attorneys’ fees, reimbursable expenses and any other sums due and payable with respect to a total of Two Hundred Thousand Dollars (US$200,000) of the final two (2) quarterly payments of the Redeemable Note (the “Cancelled Sum”) as of the date of this Agreement (the “Effective Date”), any future payments due under the Cancelled Sum of the Redeemable Note and all or any other of Releasor’s rights under the Cancelled Sum of the Redeemable Note, thereby extinguishing and canceling the Cancelled Sum of the Redeemable Note and terminating any and all of Releasee’s obligations thereunder Cancelled Sum of the Redeemable Note, in exchange for the assignment and transfer by the Releasee of any and all of the issued and outstanding membership interests owned and held by Releasee representing a total of One Hundred Percent (100%) of the ownership interest of EDM (the “EDM Membership Interest”) to Releasor on the Effective Date (the “Cancellation Transaction”).

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NOW, THEREFORE, in consideration of the premises, mutual promises, representations, warranties, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree to be legally bound as follows:

Section 1. Recitals. Releasee and Releasor each acknowledges that the Recitals set forth above are true and accurate. Each of the Recitals is incorporated into this Agreement by reference and is made a part hereof.

Section 2. Cancellation of Cancelled Sum and Assignment. On the terms and subject to the conditions of this Agreement, immediately upon the execution of this Agreement, the Cancellation Transaction shall be deemed to be consummated. Each party hereto acknowledges receipt of the consideration set for in the Recitals above as to be received by such party. Upon the execution of this Agreement, Releasee and Releasor shall cause the assignment and transfer of all the EDM Membership Interest from Releasee to Releasor by the execution of the Assignment (the “Assignment”), as set forth in Exhibit A, attached hereto.

Section 3. Effects of Cancelation. Immediately upon the consummation of the Cancellation Transaction, and the execution of the Assignment set forth in Section 2, the Cancelled Sum the Redeemable Note (including all principal, interest, fees, penalties, costs, and expenses due thereon or pursuant thereto) shall be deemed paid in full and Cancelled Sum the Redeemable Note shall no longer have any legal effect.

Section 4. Release. Effective upon consummation of the Cancellation Transaction, Releasor, on behalf of himself and his respective heirs and personal representatives, and all others claiming through or under them, does hereby release, acquit and forever discharge Releasee and its present and former employees, officers, directors, members, shareholders, agents, consultants, counsel or representatives, and its successors and assigns (collectively, the “Releasee Parties”), and each of them, of and from any and all obligations, claims, debts, demands, covenants, contracts, promises, agreements, liabilities, controversies, costs, expenses, attorneys’ fees, actions or causes of action of any nature, whatsoever, in law or in equity, whether known or unknown, foreseen or unforeseen, accrued or not accrued, direct or indirect, which the Releasor ever had, now have, or can, shall or may have against any or all of the Releasee Parties, either alone or in combination with others, arising out of or from or in any way related to Cancelled Sum the Redeemable Note.

Section 5. Representations of Releasor. Releasor represents and warrants to Releasee as follows:

(a) Authorization. All action on the part of Releasor, necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Releasor hereunder has been taken. This Agreement, when executed and delivered by Releasor, will constitute a valid and legally binding obligation of Releasor, enforceable against Releasor in accordance with its terms.

(b) Title to Redeemable Note. Releasor is the lawful owner of Redeemable Note with good and marketable title thereto free and clear of all the following of any nature whatsoever: security interests, liens, pledges, claims, charges, escrows, encumbrances, options, rights of first offer or refusal, community property rights, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money.

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(c) No Conflicts; Advice. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Releasor is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which Releasor is a party. Releasor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the transactions contemplated hereby.

(d) Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person is required for the valid authorization, execution, delivery and performance by Releasor of this Agreement and the consummation of the transactions contemplated hereby.

(e) Bankruptcy. Releasor is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Bankruptcy Code Section 368(a)(3)(A) (or related provisions)) or involved in any insolvency proceeding or reorganization.

Section 6. Representations of Releasee. Releasee represents and warrants to Releasor as follows:

(a) Authorization. All action on the part of Releasee, necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Releasee hereunder has been taken. This Agreement, when executed and delivered by Releasee, will constitute a valid and legally binding obligation of Releasee, enforceable against Releasee in accordance with its terms.

(b) No Conflicts; Advice. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Releasee is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which Releasee is a party. Releasee has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the transactions contemplated hereby.

(c) Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person is required for the valid authorization, execution, delivery and performance by Releasee of this Agreement and the consummation of the transactions contemplated hereby.

Section 7. Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action, or compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The waiver by any party hereto at or before the Closing Date of any condition to its obligations hereunder which is not fulfilled shall preclude such party from seeking redress from the other party hereto for breach of any representations, warranty, covenant or agreement contained in this Agreement.

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Section 8. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, and permitted assigns.

Section 9. Expenses. Each party hereto shall pay the fees and expenses of such party’s advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, and shall hold the other party hereto harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for such fees and expenses.

Section 10. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally, or by electronic delivery in PDF format (followed by first-class mail), or seventy-two (72) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

If to Releasee to:	Elite Data Services, Inc. 720 S. Colorado Blvd., PH North Denver, CO 80246 Attn: Chief Executive Officer Phone: (720) 240-9378 Email: admin@elitedata.io

If to the Releasor to:	Baker & Myers & Associates LLC 522B 3rd Avenue S. Nashville, TN 37210 Attn: Sarah Myers, Manager Phone: Email:

Section 11. Counterparts. This Agreement may be executed via facsimile in one or more counterparts and transmitted via facsimile or PDF, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. When counterparts of copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals.

Section 12. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired hereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 13. Entire Agreement. This Agreement represents the entire agreement of the parties hereto with respect to the matters contemplated hereby, and there are no written or oral representations, warranties, understandings or agreements with respect hereto except as expressly set forth herein.

Section 14. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each party or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.

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Section 15. Confidentiality. Each of Releasor and Releasee hereby agrees, without the prior written consent of the other, to not disclose, and to otherwise keep confidential, the transactions contemplated hereby and the terms and conditions of this Agreement, except to the extent that disclosure thereof is required by law, rule or regulation; provided, however, that Releasor and Releasee may disclose information regarding such transactions to their respective accountants, attorneys, limited partners, shareholders and other interest holders.

Section 16. Further Assurances. Each of Releasor and Releasee hereby agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. Each of the parties hereto consents to the exclusive jurisdiction and venue of the state courts located in Orange County in the State of Florida and the federal courts for the District of Florida with respect to all claims under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.

RELEASOR:		RELEASEE:

BAKER & MYERS & ASSOCIATES LLC,		ELITE DATA SERVICES INC.,
a Nevada limited liability company		a Florida corporation

By:	/s/ Sarah Myers	By:	/s/ Brenton Mix
Printed Name:	Sarah Myers	Printed Name:	Brenton Mix
Title:	Secretary	Title:	CEO

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EXHIBIT A

ASSIGNMENT OF MEMBERSHIP INTERESTS

(Elite Data Marketing LLC)

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ELITE DATA SERVICES INC., a Florida corporation (“Assignor”), hereby assigns, sets over and transfers to BAKER & MYERS & ASSOCIATES LLC, a Delaware corporation (“Assignee”), effective as of the date hereof, all of the membership interest in ELITE DATA MARKETING LLC, a Florida limited liability company (the “LLC”), equal to a total of one hundred percent (100%) ownership interest of the LLC, owned and held by Assignor, pursuant to the terms of Note Cancellation Agreement, of even date herewith, of which this Assignment is made a part thereof.

TO HAVE AND TO HOLD the same unto Assignee, it respective successors and assigns forever; and

Assignor does, for itself and its successors and assigns, covenant and agree with Assignee to specifically warrant and defend title to the said membership interest assigned hereby unto Assignee, its successors and assigns, against any and all claims thereto by whomsoever made by or through Assignor; and

Assignor does, for itself and its successors and assigns, warrant and represent to the Assignee that the title conveyed is good, its transfer is rightful; that no consent or approval by any other person or entity is required for the valid assignment by Assignor to Assignee of the membership interest referenced herein; and that the membership interests are, have been, and shall be delivered free and clear from any security interest or other lien or encumbrance; and

Assignor does, for itself and its successor and assigns, warrant and represent to Assignee that there are no attachments, executions or other writs of process issued against the membership interest conveyed hereunder; that it has not filed any petition in bankruptcy nor has any petition in bankruptcy been filed against it; and that it has not been adjudicated a bankrupt; and

Assignor does, for itself and its successors and assigns, warrant that it will execute any such further assurances of the foregoing warranties and representations as may be requisite.

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IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of March 14, 2017.

ASSIGNOR

ELITE DATA SERVICES INC.

By:	/s/ Brenton Mix
Name:	Brenton Mix
Title:	CEO

ASSIGNEE

BAKER & MYERS & ASSOCIATES LLC

By:	/s/ Sarah Myers
Name:	Sarah Myers
Title:	Secretary

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